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As filed with the Securities and Exchange Commission on January 26, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	23-2908305 (I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven W. Spector, Esq.
Senior Vice President, General Counsel and Secretary
6166 Nancy Ridge Drive
San Diego, California 92121
(858) 453-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Steven M. Przesmicki, Esq.
Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-129519

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, par value $.0001 per share, including related rights to purchase Series A Junior Participating Preferred Stock	$20,539,990	$2,197.78

(1)
Calculated pursuant to rule 457(o) under the Securities Act.

EXPLANATORY NOTE

        This registration statement is being filed to register an additional $20,539,990 worth of shares of our common stock, par value $.0001, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-129519) which was declared effective on November 16, 2005, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

        The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 26, 2006.

ARENA PHARMACEUTICALS, INC.
By:	/s/ STEVEN W. SPECTOR Steven W. Spector, Senior Vice President, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Date

By:	* Jack Lief, Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2006
By:	* Robert E. Hoffman, CPA, Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	January 26, 2006
By:	* Dominic P. Behan, Ph.D., Director	January 26, 2006
By:	* Donald D. Belcher, Director	January 26, 2006
By:	* Scott H. Bice, J.D., Director	January 26, 2006
By:	* Harry F. Hixson, Jr., Ph.D., Director	January 26, 2006
By:	* J. Clayburn La Force Jr., Ph.D., Director	January 26, 2006
By:	* Louis J. Lavigne, Jr., Director	January 26, 2006
By:	* Tina S. Nova, Ph.D., Director	January 26, 2006
*By:	/s/ STEVEN W. SPECTOR Steven W. Spector Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference).
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP (included as Exhibit 5.1 to this filing).
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm
24.1	Power of Attorney (1)

(1)
Previously filed on the signature page to Registrant's registration statement on Form S-3 (No. 333-129519), filed with the SEC on November 7, 2005.

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS